SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

DEB SHOPS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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9401 Blue Grass Road, Philadelphia, PA 19114
(215) 676-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
Wednesday, May 16, 2007
At 10:00 a.m.

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DEB SHOPS, INC., a Pennsylvania corporation (the “Company”), will be held on Wednesday, May 16, 2007 at 10:00 a.m. at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania, 19114. The purposes of the meeting are to:

1. Elect seven directors to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors; and

2. Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Information concerning such matters is set forth in the following proxy statement.

March 30, 2007 is the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

The accompanying form of proxy is solicited by the Board of Directors of the Company. Even if you are planning to attend the annual meeting in person, please complete, date, sign and return the enclosed proxy.

By Order of the Board of Directors of the Company

WARREN WEINER, Secretary	MARVIN ROUNICK, President

Dated: April 27, 2007

PROXY STATEMENT
REVOCABILITY OF PROXY
PERSONS MAKING THE SOLICITATION
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR
HOUSEHOLDING INFORMATION
FORM 10-K

9401 Blue Grass Road, Philadelphia, PA 19114

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 16, 2007

This proxy statement is submitted with the attached notice of Annual Meeting of Shareholders of DEB SHOPS, INC. (the “Company”) to be held on Wednesday, May 16, 2007 at 10:00 a.m., at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania, 19114. The form of proxy is enclosed. This proxy statement is first being sent or given to shareholders of the Company on or about April 27, 2007.

The Board of Directors of the Company does not intend to bring any matter before the annual meeting except as specifically indicated in the attached notice and does not know of anyone else who intends to do so. If any other matters properly come before the annual meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

REVOCABILITY OF PROXY

You may revoke your proxy and reclaim your right to vote up to and including the day of the meeting by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

PERSONS MAKING THE SOLICITATION

Your Proxy is being solicited on behalf of our Board of Directors. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by our or our subsidiaries’ directors, officers or regular employees, none of whom will receive additional compensation in connection with such solicitation. We will bear the costs of this solicitation of proxies for the annual meeting. We will request banks, brokers and other nominees to forward proxy materials to beneficial owners of our common stock, $0.01 par value per share, held by them, and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The holders of record of our common stock at the close of business on March 30, 2007 will be entitled to notice of and to vote on all matters presented for vote at the annual meeting. At the close of business on March 30, 2007, the total number of outstanding shares of common stock was 14,330,808. Each share of common stock will be entitled to one vote on all business to come before the annual meeting on which a vote is taken. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 30, 2007, regarding the shares of each class of our equity securities owned by (i) each person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table herein, and (iv) all of our directors and executive officers as a group.

	Amount and Nature of			Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership		Title of Class	of Class

Marvin Rounick(2)	3,885,539	(3)	Common Stock	27.1%
9401 Blue Grass Road	230		Non-Voting Series A	50.0%
Philadelphia, PA 19114			Preferred Stock
Warren Weiner	2,751,655	(4)	Common Stock	19.2%
9401 Blue Grass Road	230		Non-Voting Series A	50.0%
Philadelphia, PA 19114			Preferred Stock
Penny Weiner	1,516,238	(5)	Common Stock	10.6%
9401 Blue Grass Road
Philadelphia, PA 19114
Barry H. Frank	1,628,982	(6)	Common Stock	11.4%
1735 Market Street
Philadelphia, PA 19103-7598
Robert Shein	1,628,982	(6)	Common Stock	11.4%
896 Roscommon Road
Bryn Mawr, PA 19010
Jack A. Rounick(2)	945,786	(7)	Common Stock	6.6%
794 Penllyn Pike
Blue Bell, PA 19422
Stuart H. Savett	751,000	(8)	Common Stock	5.2%
404 Spring Garden Lane
West Conshohocken, PA 19428
Royce & Associates, LLC	1,840,778	(9)	Common Stock	12.8%
1414 Avenue of the Americas
New York, NY 10019
Barry H. Feinberg	0		Common Stock	0%
Ivan Inerfeld	15,000		Common Stock	Less than 1%
Ned J. Kaplin	16,500	(10)	Common Stock	Less than 1%
Allan Laufgraben	142,792	(10)	Common Stock	1%
Stanley A. Uhr	120		Common Stock	Less than 1%
Barry J. Susson	14,000	(10)	Common Stock	Less than 1%
All Directors and Executive Officers as a Group (14 persons)	9,435,474	(10)(11)	Common Stock	65.2%
	460		Non-Voting Series A	100.0%
			Preferred Stock

(1)	Addresses are included for beneficial owners of more than 5% of our common stock.

(2)	Marvin Rounick and Jack A. Rounick are brothers.

(3)	Marvin Rounick has sole voting and dispositive power with respect to 3,191,803 shares of common stock (22.3% of the class), and shared voting and dispositive power with Judy Rounick, his wife, with respect to the remaining 693,736 shares of our common stock (4.8% of the class). The foregoing table does not include 750,000 shares of our common stock (5.2% of the class) held by a trust of which Mr. Rounick is the sole beneficiary, but as to which neither Mr. nor Mrs. Rounick has voting or dispositive power. See notes (7) and (8) below.

(4)	Warren Weiner has sole voting and dispositive power with respect to 1,235,417 shares of our common stock (8.6% of the class), of which: 25,000 shares of our common stock are held by trusts for the benefit of

Mr. Weiner’s nephew and nieces; 500 shares of our common stock are held by a trust for the benefit of Mr. Weiner’s grandchildren; and 11,260 shares of our common stock that Mr. Weiner may become entitled to under our 401(k) Plan, and shared voting and dispositive power with Penny Weiner, his wife, with respect to 1,516,238 shares of our common stock (10.6% of the class). See note (5) below. The foregoing table does not include 605,504 shares of our common stock (4.2% of the class) held by a trust of which Mr. Weiner is the sole beneficiary, or 1,023,478 shares of our common stock (7.1% of the class) held by a trust of which Mrs. Weiner is the sole beneficiary, but as to which neither Mr. nor Mrs. Weiner has voting or dispositive power. See note (6) below. Mr. Weiner has pledged as security 416,238 shares of our common stock.

(5)	Penny Weiner has shared voting and dispositive power with Warren Weiner, her husband, with respect to these shares. See note (4) above.

(6)	Includes 1,628,982 (11.4% of the class) shares held by trusts for the benefit of Mr. or Mrs. Warren Weiner, of which Messrs. Frank and Shein share voting and dispositive power as co-trustees. Messrs. Frank and Shein disclaim beneficial ownership of these shares.

(7)	Jack A. Rounick has sole voting and dispositive power with respect to 38,886 shares of our common stock. Mr. Rounick also has shared voting and dispositive power, with Noreen Rounick, his wife, with respect to 156,900 shares of Common Stock (1.1% of the class). The table also includes 750,000 shares of Common Stock (5.2% of the class) held by a trust for the benefit of Marvin Rounick, in which Jack Rounick shares voting and dispositive power as a co-trustee with Stuart Savett; Jack A. Rounick disclaims beneficial ownership of these shares.

(8)	Includes 750,000 shares of Common Stock (5.2% of the class) held by a trust for the benefit of Marvin Rounick, in which Mr. Savett shares voting and dispositive power as a co-trustee with Jack A. Rounick; Mr. Savett disclaims beneficial ownership of such shares.

(9)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 19, 2007.

(10)	Beneficial ownership has been determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and therefore, includes shares of our common stock covered by options granted to officers and directors pursuant to the Deb Shops, Inc. Incentive Stock Option Plan, as Amended and Restated Effective January 1, 2002, which are currently exercisable or are exercisable within 60 days of March 30, 2007 as follows: Mr. Kaplin — 10,000, Mr. Laufgraben — 100,000, and Mr. Susson — 14,000; all directors and executive officers as a group (14 persons) — 139,000.

(11)	See prior footnotes.

ELECTION OF DIRECTORS

Seven directors will be elected to hold office subject to the provisions of our By-Laws until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

The following table sets forth the name, age, position with the Company and respective service dates of each person who has been nominated to be a director. All nominees are currently directors standing for re-election.

Name	Age	Position(s) with the Company	Director Beginning

Marvin Rounick	66	Director, President and Chief Executive Officer	1973
Warren Weiner	63	Director, Executive Vice President, Secretary and Treasurer	1973
Jack A. Rounick	71	Director, Assistant Secretary	1973
Barry H. Feinberg	61	Director	1989
Barry H. Frank	68	Director	1989
Ivan Inerfeld	66	Director	2000
Ned J. Kaplin	59	Director	2004

Marvin Rounick and Jack A. Rounick are brothers.

A plurality of the votes cast by all shareholders entitled to vote with respect to the election of directors at the annual meeting is required for the election of directors. You may vote “FOR” or “AUTHORITY WITHHELD” with respect to the election of the entire slate of directors by marking the proper box on the enclosed form of proxy, or may vote “AUTHORITY WITHHELD” with respect to any one or more nominees by marking the proper box and filling in the circle next to the names of such nominees on the proxy, as instructed therein. Abstentions and broker non-votes will have the same effect as votes of “AUTHORITY WITHHELD” in the case of the election of directors. Upon the execution and return of your proxy, the shares represented thereby will be voted in accordance with the terms of your proxy, unless your proxy is revoked. If no directions are indicated in your proxy, the shares represented thereby will be voted “FOR” the above nominees in the election of directors.

Principal Occupations of the Nominees to be Directors

Marvin Rounick has been employed by the Company since 1961. Since 1979, he has served as the President and Chief Executive Officer.

Warren Weiner was employed by the Company from 1965 until 1975. He rejoined the Company in January 1982 as Executive Vice President, Secretary and Treasurer.

Jack A. Rounick is an Assistant Secretary of the Company. From November 1997 to January 2006, he was counsel to the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, which provides legal services to the Company. Since February 2006, he has been of counsel to Flamm, Boroff and Bacine PC, Blue Bell, Pennsylvania.

Barry H. Feinberg has been, since January 1992, President of The Feinberg Group or its predecessor firms, Philadelphia, Pennsylvania, a private equity investment company. He was, from February 1, 2002 to September 1, 2005, President and Chief Executive Officer of Consolidated Vision Group, Inc., Pennsauken, New Jersey, a retailer of optical products. Since 1991, Mr. Feinberg also has been an Adjunct Professor of Marketing at the Wharton School, University of Pennsylvania.

Barry H. Frank has been, since February 2003, a partner in the law firm of Pelino & Lentz, P.C., which provided legal services to the Company in the past but provided no legal services to the Company during the fiscal year ended January 31, 2007. From 1987 until 2000, he was a partner in the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, Philadelphia, Pennsylvania, which merged in 2000 with the law firm of Schnader Harrison Segal & Lewis LLP, Philadelphia, Pennsylvania. From the merger until February 2003, Mr. Frank was a partner in Schnader Harrison Segal & Lewis LLP.

Ivan Inerfeld has been, since June 1999, the Chairman of Interactive Enterprise Limited, Dublin, Ireland and Bryn Mawr, Pennsylvania, a broadband infrastructure company, as well as a self-employed consultant and private investor. From October 1997 to May 1999, Mr. Inerfeld was Managing Director of Cross Atlantic Technology Fund, Radnor, Pennsylvania, a venture capital group.

Ned J. Kaplin has been, since January 1999, a partner and Secretary/Treasurer of Briara Trading Company, West Conshohocken, Pennsylvania, a wholesale apparel company.

MANAGEMENT RECOMMENDS VOTING “FOR”
THE ABOVE NOMINEES FOR DIRECTOR.

Meetings of the Board of Directors and Committees

The Board of Directors holds formal meetings and also discusses matters on an informal basis. The Board of Directors held one meeting during the fiscal year ended January 31, 2007 and acted by written consent nine times during the year. The Board of Directors has established an Audit Committee, a Stock Option Committee, a Compensation Committee, a Nominating Committee and a 401(k) Plan Committee. Each director attended all meetings of the Board of the Directors and of the Committees on which he served except Ned J. Kaplin, who missed one meeting of the Nominating Committee, and Barry H. Feinberg, who missed one meeting of the Audit

Committee. Except for Mr. Kaplin, all directors attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings for committees for which each director is a member.

The Audit Committee consists of Ivan Inerfeld (Chairman), Barry H. Feinberg and Barry H. Frank. The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the integrity and audits of the financial statements, our compliance with legal and regulatory requirements, the performance of our systems of internal accounting and financial controls, and the qualifications and independence of our independent auditors. The Audit Committee held eight meetings during the last fiscal year.

The Stock Option Committee, consisting of Marvin Rounick (Chairman), Jack A. Rounick and Warren Weiner, is responsible for grants of options under our Incentive Stock Option Plan to employees other than persons who are “covered employees,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or “officers,” as that term is defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended. The Stock Option Committee held no meetings during the last fiscal year.

The Compensation Committee consists of Barry H. Feinberg (Chairman), Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. As more fully discussed below under the caption “Executive Compensation — Compensation Discussion & Analysis”, the function of the Compensation Committee is to determine the appropriate levels of compensation for the President, the Executive Vice President and all of our other executive officers. The Compensation Committee has been and will continue to be responsible for grants of options under our Incentive Stock Option Plan to covered employees, and will be responsible for grants of options under our Incentive Stock Option Plan to the executive officers (to the extent any such persons are not covered employees). Our covered employees for the last fiscal year were Marvin Rounick, Warren Weiner, Allan Laufgraben, Barry J. Susson and Stanley A. Uhr. The Compensation Committee held one meeting and acted by written consent one time during the last fiscal year.

The Nominating Committee consists of Barry H. Feinberg (Chairman), Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. The principal purpose of the Nominating Committee is to identify individuals qualified to become members of the Board of Directors and recommend that the Board of Directors select the director nominees for the next Annual Meeting of Shareholders. The Nominating Committee held one meeting during the last fiscal year.

The 401(k) Plan Committee, consisting of Warren Weiner (Chairman), Marvin Rounick and Stanley A. Uhr, administers the Company’s 401(k) Plan. The 401(k) Plan Committee held one meeting during the last fiscal year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Barry H. Feinberg (Chairman), Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin.

No member of the Compensation Committee is, or formerly was, an officer or an employee of the Company or any of its subsidiaries, and no member has any interlocking or insider relationships with the Company which are required to be reported under applicable rules and regulations of the Securities and Exchange Commission (“SEC” or the “Commission”).

CORPORATE GOVERNANCE

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of NASDAQ, are comprised, in part, of those objective standards set forth in the NASDAQ rules, which generally provide that no director or nominee for director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Specifically, the following persons may not be considered independent:

(i) a director or nominee for director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(ii) a director or nominee for director who accepted or who has a family member who accepted any compensation from the Company or any parent or subsidiary of the Company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (1) compensation for Board or Board committee service; (2) compensation paid to a family member who is a non-executive employee of the Company or a subsidiary of the Company; or (3) benefits under a tax-qualified retirement plan, or non-discretionary compensation. Provided, however, that in addition to the requirements contained in this paragraph (ii), audit committee members are also subject to additional, more stringent requirements under Rule 4350(d);

(iii) a director or nominee for director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

(iv) a director or nominee for director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities; or (2) payments under non-discretionary charitable contribution matching programs;

(v) a director or nominee for director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(vi) a director or nominee for director who is, or has a family member who is, a current partner of the Company’s independent auditors, or was a partner or employee of the Company’s independent auditor who worked on the Company’s audit at any time during any of the past three years.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” director of the Company: Barry H. Feinberg, Barry H. Frank, Ivan Inerfeld and Ned J. Kaplin. As part of the Board of Directors’ process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other relationship with us which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Other than the transactions, relationships, and arrangements described under the caption “Certain Relationships and Related Party Transactions,” there were no other transactions, relationships, or arrangements considered by the Board in determining that a director was independent.

Independent Directors

•	A majority of the members of our Board of Directors have been determined to meet NASDAQ’s standards for independence. See “Director Independence” above.

•	Our independent directors met in executive session twice during the past year and we expect that the independent directors will continue to meet two times each year, as contemplated by applicable NASDAQ rules and interpretive guidance. Barry H. Frank serves as Chairman at the meetings of the independent directors.

Audit Committee

•	All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by NASDAQ and applicable SEC rules.

•	The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of our or any of our current subsidiaries’ financial statements at any time during the past three years, (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and (iii) Ivan Inerfeld has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an “audit committee financial expert” within the meaning of applicable SEC rules.

•	The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge on our web site, www.debshops.com, or by contacting us at the address appearing on the first page of this proxy statement to the attention of Corporate Counsel.

•	BDO Seidman, LLP, our independent auditors, reports directly to the Audit Committee.

•	The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and our independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

•	The Audit Committee has adopted a policy to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.

•	We conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.

Compensation Committee

•	All members of the Compensation Committee have been determined to meet NASDAQ’s standards for independence. Further, each member is a “non-employee director” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. The Compensation Committee does not have a formal charter.

Nominating Committee

•	All members of the Nominating Committee have been determined to meet NASDAQ’s standards for independence.

•	The Nominating Committee operates under a formal charter that governs its duties and standards of performance. Copies of the charter can be obtained free of charge on our web site, www.debshops.com, or by contacting us at the address appearing on the first page of this proxy statement to the attention of Corporate Counsel.

•	The Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders. If you wish to recommend a prospective nominee for the Board of Directors, you should follow the procedures described in this proxy statement under the caption “Procedures for Nominating or Recommending for Nomination Candidates for Director.” Pursuant to those procedures, once the Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be investigated, interviewed and evaluated by the committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by you or other shareholders.

Code of Business Conduct & Ethics

•	We have adopted a Code of Business Conduct & Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, and portions of which code are intended to meet the definition of a “code of ethics” under applicable SEC rules. All directors, officers and managers, including the principal executive officer, principal financial officer, controller and persons performing similar functions, are required to affirm in writing their acceptance of the code. Copies of the code can be obtained free of charge on our web site, www.debshops.com, or by contacting us at the address appearing on the first page of this proxy statement to the attention of Corporate Counsel.

Directors’ Attendance at Annual Meetings of Shareholders

It has been and is the policy of our Board of Directors to expect that all directors attend annual meetings of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts. All members of the Board of Directors attended our Annual Meeting of Shareholders for the fiscal year ended January 31, 2006.

Communication with the Board of Directors

If you wish to communicate with the Board of Directors, or specific individual directors, you may do so by directing a written request addressed to such directors or director at the address appearing on the first page of this proxy statement. All communications directed to members of the Board of Directors will be relayed to the intended Board member(s).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate, reward and retain executive officers who are critical to our long-term success and the creation of shareholder value. The Compensation Committee has structured the compensation of our executive officers based on the foregoing.

Role of the Compensation Committee in Compensation Decisions

The Compensation Committee is responsible for establishing, implementing and monitoring our executive compensation programs. The Compensation Committee also reviews employee benefits and policies and their impact on and relation to our culture. All members of the Compensation Committee have been determined to meet NASDAQ’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee director” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. The Compensation Committee will hold meetings throughout the year and will also act by written consent in lieu of meetings.

The Compensation Committee is authorized to review and approve the compensation for the Company’s executive officers, including the named executive officers. The Compensation Committee approves equity awards to executive officers, including the named executive officers. The Compensation Committee monitors total compensation paid to the executive officers and considers whether such compensation is fair, reasonable and competitive in light of each executive officer’s capacity to influence shareholder value and to promote our long-term growth. With specific regard to Marvin Rounick, our President and Chief Executive Officer, and Warren Weiner, our Executive Vice President, Secretary and Treasurer, the Compensation Committee takes into consideration their substantial equity positions in the Company when annually reviewing their total compensation to ensure that their compensation packages reflect the Compensation Committee’s assessment of their contributions and value to the Company.

Role of Management in Compensation Decisions

Management supports the Compensation Committee in its work. Management assists the Chair of the Compensation Committee in establishing the agendas for meetings and preparing materials for the review of Committee members in advance of any meeting. With respect to most compensation and benefit matters, including compensation of the named executive officers, management provides recommendations to the Compensation Committee. The Compensation Committee relies on management to evaluate employee performance and to make recommendations for salary and bonuses as well as for grants of stock options. In furtherance of the foregoing activities, members of management, including Marvin Rounick, our President and Chief Executive Officer, and Warren Weiner, our Executive Vice President, Secretary and Treasurer, attend meetings of the Compensation Committee, although each of them is excused from a meeting during discussion and approval of matters regarding his own compensation.

Components of Executive Compensation

Overview

The principal component of compensation for named executive officers is base salary. We also provide our named executive officers with certain perquisites and other personal benefits. We will from time to time utilize cash bonuses, performance-based cash incentive compensation and long-term equity incentive compensation. Traditionally, we have compensated our named executive officers primarily by paying a base salary and have not generally offered significant annual cash bonuses, performance-based cash incentive compensation or long-term equity incentive compensation. The Compensation Committee re-evaluates this approach annually to ensure our ability to attract and retain key talent. The Compensation Committee attempts to provide each named executive officer with a compensation package that will motivate, reward and retain each of them.

The Compensation Committee has reviewed all components of compensation of the named executive officers, including base salary, unexercised stock options, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. The Compensation Committee believes that the level of compensation of our named executive officers reflects the objectives set forth above.

Base Salary

The base salaries of our executive officers are determined by evaluating the executive officers’ roles and responsibilities. The base salary of each executive officer is reviewed annually. If appropriate, our President and Chief Executive Officer recommends annual salary increases for each of the executive officers other than himself. The Compensation Committee’s decision to increase base salary for any executive officer is based on the previously defined compensation philosophy and takes into specific account the level of responsibility of the executive officer, our performance and the executive officer’s individual performance, which is reviewed by the Compensation Committee annually. Base salary increases are also designed to retain the executive’s services.

The base salary for Allan Laufgraben was established pursuant to his employment agreement approved by the Compensation Committee and our Board of Directors. The base salaries for all of our executive officers, including Mr. Laufgraben, were based on a variety of factors, including, the general level of our executive compensation and an evaluation of each person’s capacity to positively affect our performance.

Bonuses

Cash bonuses are awarded from time to time at the discretion of the Compensation Committee for extraordinary individual achievement by an executive or for other reasons, such as a signing bonus upon joining the Company.

During the fiscal year ended January 31, 2007, the Compensation Committee did not award any cash bonuses to our executive officers.

Performance-Based Cash Incentive Compensation

Except for Mr. Laufgraben, no executive officers are contractually entitled to performance-based cash incentive compensation.

Pursuant to his employment agreement with the Company, Mr. Laufgraben is entitled to receive additional compensation if we achieve pre-determined performance goals, which if achieved would appear as “Non-Equity

Incentive Plan Compensation” in our summary compensation table and which we refer to in this Compensation Discussion and Analysis as performance-based cash incentive compensation. Mr. Laufgraben’s annual performance-based cash incentive compensation is based on the increase in our earnings (excluding those of Tops N Bottoms of New York, Inc.) before interest and taxes (“EBIT”) on a consolidated basis. His annual performance-based cash incentive compensation equals four percent of the increase in EBIT for each fiscal year over the preceding fiscal year. However, in the event that we sustain an operating loss in any fiscal year, the annual performance-based cash incentive compensation will be paid if such operating loss is less than the operating loss sustained by us in the preceding fiscal year. If such event occurs, the annual performance-based cash incentive compensation will be four percent of the reduction in the operating loss from the previous year to the current year. Additionally, in the event that EBIT for any fiscal year during the term of Mr. Laufgraben’s employment agreement decreases, then and in such event, the annual performance-based cash incentive compensation for an increase in EBIT in a subsequent fiscal year will be based on the increase in EBIT for such fiscal year over the preceding fiscal year which did not experience a decrease in EBIT. The fiscal year ended January 31, 2002 is the base year used to calculate performance-based cash incentive compensation owed to Mr. Laufgraben.

During the fiscal year ended January 31, 2007, Mr. Laufgraben did not receive any performance-based cash incentive compensation.

Long-Term Equity Incentive Compensation

Another component of executive compensation is long-term incentive compensation in the form of stock options. The Compensation Committee is responsible for the grant of stock options to executive officers under our Incentive Stock Option Plan. These grants are intended to align our executive officers’ interests with those of shareholders by increasing the portion of their compensation tied to our long-term performance. The Compensation Committee annually reviews the performance of our executive officers to determine whether grants of options are warranted. Option grants are made at the discretion of the Compensation Committee and on the recommendation of our President and Chief Executive Officer, primarily to reward significant individual achievement and to attract and retain key talent. The proportion of long-term equity incentive compensation in relation to base salary is a function of the executive officer’s level of responsibility and capacity to enhance shareholder value. Traditionally, the granting of stock options has not been a primary component of our compensation program.

The exercise price of options granted by the Compensation Committee is at least the closing price of our common stock on the NASDAQ stock market on the date of the Compensation Committee meeting at which the grant is approved. If the option is granted to an employee or non-employee director who owns more than ten percent of our common stock, the exercise price is at least 110% of the closing price of our common stock on the NASDAQ stock market on the date of the Compensation Committee meeting at which the grant is approved. We have not backdated any options.

Stock options generally vest over a number of years. Any vested options are usually forfeited 90 days after termination of the recipient’s employment, and any unvested options are usually forfeited upon termination of employment. Such options are also intended to encourage recipients to remain in the employ of the Company over a substantial period of time.

During the fiscal year ended January 31, 2007, the Compensation Committee did not grant any stock option awards to our executive officers.

Perquisites and Other Personal Benefits

We provide our executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our objective to attract and retain superior employees for key positions. The Compensation Committee annually reviews the levels of perquisites and other personal benefits provided to executive officers.

In no case has the aggregate amount of perquisites and other personal benefits to any of our named executive officers for the fiscal year ended January 31, 2007 exceeded $35,236. We provide our named executive officers with the following perquisites and personal benefits:

•	an automobile or an automobile allowance and automobile related expenses;

•	contributions to the Company 401(k) plan; and

•	term life, supplemental health, disability and travel accident insurance.

We expect to continue to pay the premiums for term life, supplemental health, disability and travel accident insurance but, except for the supplemental health benefits provided in Mr. Laufgraben’s employment agreement, we are not contractually obligated to provide such benefits to our executive officers. Perquisites traditionally have not constituted significant portions of executive compensation. Our executive officers may also participate in benefit programs available to employees generally, such as dental and vision insurance.

Employment Agreements and Payments Upon Termination or Change of Control

We have entered into an employment agreement with Mr. Laufgraben that provides that Mr. Laufgraben will serve as our Senior Vice President, Merchandising, through the fiscal year ending January 31, 2008. As discussed above, Mr. Laufgraben is entitled to receive additional compensation if we achieve pre-determined performance goals.

Pursuant to Mr. Laufgraben’s employment agreement, we have agreed to arrangements which will provide severance compensation in the event of a termination, change of control or other triggering event. This arrangement was designed ensure the retention of Mr. Laufgraben’s services. Information regarding applicable payments under such arrangements for the named executive officers is provided below under the caption “Potential Payments Upon Termination or Change of Control”.

The decision to enter into the employment agreement and the terms of the agreement were based on the facts and circumstances at the time and an analysis of competitive market practices.

Tax and Accounting Implications of Executive Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four highest paid executive officers unless specified criteria are satisfied. Accordingly, the Compensation Committee’s decisions regarding compensation have not generally been affected by Section 162(m) of the Internal Revenue Code.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Barry H. Feinberg, Chairman
Barry H. Frank
Ivan Inerfeld
Ned J. Kaplin

Summary Compensation Table

							Change in
							Pension Value
						Non-Equity	and Nonqualified
	Fiscal					Incentive	Deferred
	Year			Stock	Option	Plan	Compensation	All Other
Name and	Ended	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Principal Position	1/31/	($)	($)	($)	($)	($)	($)	($)(1)		($)

Marvin Rounick	2007	406,570	—	—	—	—	—	33,763	(2)	440,333
President and Chief Executive Officer
Barry J. Susson	2007	208,119	—	—	—	—	—	23,424	(3)	231,543
Chief Financial Officer and Assistant Secretary
Warren Weiner	2007	301,889	—	—	—	—	—	35,236	(4)	337,125
Executive Vice President, Secretary and Treasurer
Allan Laufgraben	2007	456,750	—	—	—	—	—	29,371	(5)	486,121
Senior Vice President, Merchandising
Stanley A. Uhr	2007	174,312	—	—	—	—	—	30,283	(6)	204,595
Vice President and Corporate Counsel

(1)	The amount shown in this column reflects for each named executive officer:

•	the aggregate cost to the Company of automobile leases (and in the case of Mr. Susson an automobile allowance) and all other costs in connection with operating the automobile;

•	the cost to the Company of premiums for life insurance provided for the benefit of each named executive officer;

•	the aggregate incremental cost to the Company of premiums for supplemental health insurance provided for the benefit of each named executive officer;

•	the cost to the Company of premiums for disability insurance provided for the benefit of each named executive officer; and

•	the cost to the Company of premiums for travel accident insurance provided for the benefit of each named executive officer.

(2)	This amount includes a miscellaneous expense allowance provided by the Company to Mr. Rounick.

(3)	This amount includes matching contributions by the Company to Mr. Susson pursuant to the Company’s 401(k) Plan.

(4)	This amount includes a miscellaneous expense allowance provided by the Company to Mr. Weiner; and matching contributions by the Company to Mr. Weiner pursuant to the Company’s 401(k) Plan.

(5)	This amount includes matching contributions by the Company to Mr. Laufgraben pursuant to the Company’s 401(k) Plan.

(6)	This amount includes a miscellaneous expense allowance provided by the Company to Mr. Uhr; and matching contributions by the Company to Mr. Uhr pursuant to the Company’s 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan Awards:
			Equity					Plan Awards:	Market or
			Incentive					Number of	Payout
			Plan Awards:				Market	Unearned	Value of
			Number of			Number of	Value of	Shares,	Unearned
	Number of	Number of	Securities			Shares or	Shares or	Units or	Shares,
	Securities	Securities	Underlying			Units of	Units of	Other	Units or
	Underlying	Underlying	Unexercised	Option		Stock	Stock That	Rights That	Other Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	That Have	Have Not	Have	That Have
	Options	Options	Options	Price	Expiration	Not Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Marvin Rounick	—	—	—			—	—	—	—
Barry J. Susson(1)	14,000	—	—	23.75	2/18/2009	—	—	—	—
Warren Weiner	—	—	—			—	—	—	—
Allan Laufgraben(2)	100,000	—	—	23.75	10/21/2008	—	—	—	—
Stanley A. Uhr	—	—	—			—	—	—	—

(1)	Mr. Susson was granted 30,000 options on October 20, 2003 that vested in three equal annual installments of 10,000 beginning on October 20, 2004.

(2)	Mr. Laufgraben was granted 250,000 options on February 27, 2002 that vested as follows: 50,000 shares on February 28, 2003 and the remaining 200,000 shares in eight equal semi-annual installments beginning July 31, 2003 and ending January 31, 2007.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized on	Shares	Realized on
	Acquired on	Exercise	Acquired on	Vesting
Name	Exercise	($)	Vesting	($)

Marvin Rounick	—	—	—	—
Barry J. Susson(1)	6,000	$32,500	—	—
Warren Weiner	—	—	—	—
Allan Laufgraben	—	—	—	—
Stanley A. Uhr	—	—	—	—

(1)	Mr. Susson exercised 1,000 stock options on March 16, 2006, with an exercise price of $23.75 and market price of $30.00; and exercised 5,000 stock options on April 12, 2006 with an exercise price of $23.75 and market price of $29.00.

Director Compensation Table

					Change in
					Pension Value
				Non-Equity	and Nonqualified
				Incentive	Deferred
	Fees Earned	Stock	Option	Plan	Compensation	All Other
	or Paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Cash ($)(1)	($)	($)	($)	($)	($)	($)

Jack A. Rounick	1,000	—	—	—	—	—	1,000
Barry H. Feinberg	19,000	—	—	—	—	—	19,000
Barry H. Frank	18,000	—	—	—	—	—	18,000
Ivan Inerfeld	23,000	—	—	—	—	—	23,000
Ned J. Kaplin	6,000	—	—	—	—	—	6,000

(1)	This column reports the amount of cash compensation earned in the fiscal year ended January 31, 2007 for Board and committee service. The Compensation Committee determines the amount of compensation paid to our directors. On May 17, 2006, the Compensation Committee increased from $1,000 to $2,000 the fee our directors, other than directors who are also employees, receive for each meeting of the Board of Directors and the Committees of the Board of Directors attended and provided that the Chairman of the Audit Committee receive an additional $1,000 for each meeting of the Audit Committee attended. We reimburse directors for expenses incurred by them in carrying out their duties as directors.

Potential Payments upon Termination or Change of Control

Allan Laufgraben’s Employment Agreement

Pursuant to Mr. Laufgraben’s employment agreement, the Company has agreed to arrangements which will provide severance compensation in the event of a termination, change of control or other triggering event.

Death or Disability

In the event of Mr. Laufgraben’s death or disability during the term of his employment agreement, Mr. Laufgraben or his estate, as the case may be, is entitled to the following:

(i) any accrued and unpaid base salary;

(ii) a pro rata portion of any bonus otherwise payable with respect to the fiscal year in which Mr. Laufgraben dies or became disabled, as applicable;

(iii) the amount of any bonus for prior periods which bonus was earned but not paid prior to Mr. Laufgraben’s death or disability, as applicable;

(iv) unreimbursed business expenses; and

(v) continued medical coverage for Mr. Laufgraben’s spouse until her death and, in the event of disability, for Mr. Laufgraben and his spouse until their deaths.

However, with respect to any payments as a result of Mr. Laufgraben’s disability, if Mr. Laufgraben receives any periodic payments representing lost compensation under any disability insurance plan, the premiums for which have been paid by the Company, the amount of compensation that Mr. Laufgraben would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments. The term “disability” generally means total disability, resulting in Mr. Laufgraben being unable to perform his job.

For Cause Termination

In the event of Mr. Laufgraben’s termination for cause, he is entitled to the following:

(i) his accrued and unpaid base salary on the effective date of the termination; and

(ii) any business expenses remaining unpaid on the effective date of the termination.

Termination Without Cause; Termination Following a Change of Control; Resignation for Good Reason

In the event Mr. Laufgraben’s employment is terminated without cause, or if he resigns for “good reason”, or in the event of a “change of control” he is entitled to the following:

(i) an amount equal to his base salary for the remainder of the term of the employment agreement, and

(ii) continued medical benefits for him and his spouse until their deaths.

“Good reason” means the resignation of Mr. Laufgraben from employment by the Company as a result of a reduction in his base salary or performance-based cash incentive compensation, or a substantial diminution in his duties, responsibilities or reporting responsibility, without his express prior written consent. “Change in control” means (i) an acquisition (other than directly from the Company) of any voting securities by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities, provided that Marvin Rounick and Warren Weiner own less than 50% of the Company’s then outstanding voting securities, or (ii) approval by stockholders of the Company of (A) a merger, consolidation or reorganization involving the Company, pursuant to which Marvin Rounick and Warren Weiner own less than 50% of the Company’s then outstanding voting securities, (B) a complete liquidation or dissolution of the Company, or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person.

Payments Made Upon Termination

We pay premiums for term life insurance and disability insurance for the benefit of our executive officers. We expect to continue to pay such premiums, but we are not contractually obligated to do so.

Allan Laufgraben

The table below reflects the amount of compensation to Mr. Laufgraben in the event of termination of his employment for the following reasons: voluntary termination; termination without cause, termination following a change of control or resignation for good reason; for cause termination; and in the event of death or disability. The amounts shown assume that such termination was effective as of January 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Laufgraben upon his termination. The actual amounts to be paid out can only be determined at the time of Mr. Laufgraben’s separation from the Company.

			Termination Without
			Cause or Change in
			Control Event or
Executive Benefits and	Voluntary		Resignation for		For Cause
Payments upon Termination	Termination		Good Reason		Termination		Death		Disability

Compensation:
Base Salary	$5,250	(1)	$460,250	(2)	$5,250	(1)	$5,250	(1)	$5,250	(1)
Benefits and Perquisites:
Health Benefits	—		$7,490	(3)	—		$7,490	(3)	$7,490	(3)
Disability Benefits	—		—		—		—		$120,000	(4)
Life Insurance	—		—		—		$500,000	(5)	—
Total	$5,250	(1)	$467,740	(2)(3)	$5,250	(1)	$512,740	(1)(3)(5)	$132,740	(1)(3)(4)

(1)	Represents accrued and unpaid base salary.

(2)	Represents accrued and unpaid base salary and the amount equal to his base salary for the remainder of the term of Mr. Laufgraben’s employment agreement.

(3)	In consideration of Mr. Laufgraben’s agreement to be available to provide consulting services to the Company upon the termination of his employment with the Company, he is entitled to continued medical benefits for him and his spouse until their deaths. The Company is not obligated to provide this benefit in the event Mr. Laufgraben’s employment is terminated for cause, is voluntarily terminated by Mr. Laufgraben or Mr. Laufgraben declines to provide such consulting services. This amount reflects the current aggregate annual cost to the Company of premiums for such continued medical benefits.

(4)	In the event of disability, Mr. Laufgraben is entitled to 66.67% of his annual salary (up to a maximum payment of $120,000 annually) for 1 1/2 years (to be paid on monthly basis). This amount reflects the aggregate annual payment to Mr. Laufgraben. There is a three month waiting period before the monthly payments begin, which reduces the annual payment in the first year following disability by $30,000.

(5)	Upon death, the estate of Mr. Laufgraben is entitled to the lump sum payment equal to one and half times his salary up to a maximum of $500,000.

Remaining Named Executive Officers

Upon death or disability, the remaining named executive officers are entitled to receive the amounts set forth below. The remaining named executive officers are not entitled to any other payments, other than amounts of base salary accrued but unpaid at such date, as result of a change in control or termination of employment. The actual amounts to be paid out can only be determined at the time of such named executive officers separation from the Company. The amounts shown assume that such termination was effective as of January 31, 2007.

Remaining Named Executive Officers	Death(1)	Disability(2)

Marvin Rounick	$504,673	$124,673
Barry J. Susson	$314,602	$122,432
Warren Weiner	$452,834	$123,433
Stanley A. Uhr	$261,468	$118,419

(1)	Upon death, the estate of each named executive officer is entitled to the lump sum payment equal to one and half times his salary up to a maximum of $500,000 and any accrued and unpaid base salary.

(2)	In the event of disability, each of the named executive officers in this chart is entitled to accrued and unpaid base salary and to 66.67% of their annual salary (up to a maximum payment of $120,000 annually) for the following number of years (to be paid on a monthly basis): Mr. Rounick — 1 3/4; Mr. Susson — 20 1/3; Mr. Weiner — 3; and Mr. Uhr — 4 1/4. The amount includes accrued and unpaid base salary and the aggregate annual payment to each named executive officer, which is $120,000 for Messrs. Rounick, Susson and Weiner and $116,400 for Mr. Uhr. There is a three month waiting period before the monthly payments begin, which reduces the annual payment to each such named executive officer in the first year following disability by $30,000.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2007 with management and the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from our independent auditors, BDO Seidman, LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our systems of internal control, and the overall quality of our financial reporting. Consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, the Audit Committee met with management and the independent auditors prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect our ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2007 for filing with the SEC.

The Audit Committee

Ivan Inerfeld, Chairman
Barry H. Feinberg
Barry H. Frank

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Person Transactions

We conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and, as provided for in its charter, all such transactions must be approved by the Audit Committee. The Audit Committee reviews all related party transactions to ensure that the terms are fair, reasonable and consistent with the terms that would have been available to us if made with unaffiliated parties.

Related Party Transactions

We lease a warehouse and office facility totaling approximately 280,000 square feet pursuant to a 20-year lease dated and effective June 15, 1982, as amended, from the Blue Grass Partnership. The partners of the Blue Grass Partnership are Marvin Rounick, Director and our President and Chief Executive Officer, Warren Weiner, Director and our Executive Vice President, Secretary and Treasurer, Jack A. Rounick, Director and our Assistant Secretary, and their respective spouses. Under the terms of the lease, we must pay all maintenance, repairs, insurance, utilities, taxes, improvements and modifications to the facility. On January 3, 1999, the lease was amended to extend the term to June 14, 2007. On June 12, 2006, the lease was amended to extend the term to June 14, 2012. During the fiscal year ended January 31, 2007, we accrued and paid rent of $550,000 under the lease and our remaining obligation, as of March 31, 2007, under the lease for the term ending June 14, 2012 is approximately $3,615,000.

We believe that the terms of the lease are fair, reasonable and consistent with the terms that would have been available to us if made with unaffiliated parties.

Two adult children of Marvin Rounick, our President and Chief Executive Officer, are employed by the Company. Together, these children earned approximately $235,150 in salary during the last fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of copies of Forms 3, 4 and 5 furnished to us under Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from persons required to furnish to us copies of such Forms 3, 4 and 5 if filed with the SEC, we have determined that our directors, officers and more than 10% shareholders filed when due all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended January 31, 2007, except for one Form 4 that was filed one day late by Barry J. Susson.

RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of BDO Seidman, LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

In accordance with our Audit Committee Charter, the Audit Committee is solely responsible for the appointment of our independent auditors. The Audit Committee expects to select our independent auditors at the meeting of the Audit Committee on May 16, 2007.

Audit Fees

Fees for audit services by BDO Seidman, LLP totaled approximately $314,000 for the fiscal year ended January 31, 2007 and approximately $203,000 for the fiscal year ended January 31, 2006, including fees associated with the annual audit, the audit of our internal controls, services related to the certification of management’s assessment of, and the operating effectiveness of, our internal control over financial reporting and the reviews of the financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services by BDO totaled approximately $11,000 for the fiscal year ended January 31, 2007 and approximately $8,500 for the fiscal year ended January 31, 2006. Audit-related services principally include services provided in relation to accounting consultations and other attest services under professional standards.

Tax Fees

Fees for tax services by BDO Seidman, LLP totaled $0 for the fiscal year ended January 31, 2007 and approximately $15,000 for fiscal year ended January 31, 2006.

All Other Fees

BDO Seidman, LLP did not bill us for any fees other than those included above for the fiscal years ended January 31, 2007 and January 31, 2006.

The Audit Committee negotiates the annual audit fee directly with our independent auditors. The Audit Committee has also established a pre-approval policy whereby Ivan Inerfeld, Chairman of the Audit Committee, has been delegated pre-approval authority for audit and permissible non-audit services to be provided by our independent auditors. This policy requires that Mr. Inerfeld report to the other members of the Audit Committee any decisions made under this authority at the next scheduled meeting of the Audit Committee. All fees of the independent auditors were either pre-approved by the Audit Committee or by Mr. Inerfeld consistent with this policy.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you intend for a proposal to be presented at the Annual Meeting of Shareholders in 2008, it must be received at our principal executive offices no later than December 31, 2007 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.

You may wish to have a proposal presented at the 2008 annual meeting, but not to have such proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us at the address appearing on the first page of this proxy statement by March 13, 2008, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended, and, therefore, we will have the right to exercise discretionary voting authority with respect to such proposal.

PROCEDURES FOR NOMINATING OR RECOMMENDING
FOR NOMINATION CANDIDATES FOR DIRECTOR

You may submit a nomination for director by following the procedures outlined in Section 2-10 of our By-Laws. In general, Section 2-10 provides that you must provide timely written notice to our Chairman of the Board of

Directors not less than 120 days nor more than 150 days prior to the date of our proxy statement released to shareholders in connection with the previous year’s annual meeting. Each such written notice must set forth:

(i) your name and address;

(ii) the name and address of the beneficial owner, if not you, of any of the shares owned of record by you (“Beneficial Holder”);

(iii) the number of our shares of each class and series of shares which are owned of record and beneficially by you and the number which are owned beneficially by any Beneficial Holder;

(iv) a description of all arrangements and understandings between you and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made;

(v) the name and address of the person or persons to be nominated;

(vi) a representation that you at the time of giving of the notice, were or will be on the record date for the meeting, and will be on the meeting date a holder of record of our shares entitled to vote at such meeting, and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(vii) such other information regarding each nominee proposed by you as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

(viii) the written consent of each nominee to serve as a director if so elected.

In addition, the Nominating Committee has adopted a policy permitting you to recommend candidates for director under certain circumstances. The Nominating Committee will only consider nominating a director candidate recommended by you if you have been a continuous record owner of at least 1% of our common stock for at least one year prior to submission of the candidate’s name and if you provide a written statement that you intend to continue ownership of the shares through the Annual Meeting of Shareholders. Notice must be given to the Nominating Committee of shareholder nominees no more than 150 days and no less than 120 days prior to the anniversary date of this proxy statement. A candidate you recommend shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Nominating Committee’s view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation comparable to us in size, complexity, reputation and success.

HOUSEHOLDING INFORMATION

In December of 2000, the Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, we and a number of brokers with accountholders who are our shareholders will be “householding” our proxy materials and annual report. As indicated in the notice previously provided by us and these brokers to our shareholders, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from us or your broker that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or annual report, please contact us at the address or telephone number appearing on the first page of this proxy statement, directing your request to the attention of Corporate Counsel, or notify your broker.

If you currently receive multiple copies of the proxy statement or annual report at your address and would like to request “householding” of your communications, you should contact us at the address appearing on the first page of this proxy statement, directing the request to the attention of Corporate Counsel, or should contact your broker.

FORM 10-K

We will provide without charge to each person solicited by this proxy statement, on the written or oral request of any such person, a copy of our Annual Report on Form 10-K including financial statements and the schedules thereto within one business day of the receipt of such request. Such written requests should be directed to the Company at 9401 Blue Grass Road, Philadelphia, Pennsylvania 19114, Attention: Corporate Counsel or contact us at (215) 676-6000.

ANNUAL MEETING OF SHAREHOLDERS OF
DEB SHOPS, INC.
May 16, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
      1                                       â  Please detach along perforated line and mail in the envelope provided.  â

20700000000000000000 1	051607

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.					2.	In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
NOMINEES:
☐	FOR ALL NOMINEES	¢	Barry H. Feinberg
		¢	Barry H. Frank		This Proxy when properly executed will be voted as specified above. If not otherwise specified, this Proxy will be voted FOR the election of the nominees of the Board of Directors named in Item 1.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¢ ¢	Ivan Inerfeld Ned J. Kaplin
		¢	Marvin Rounick
☐	FOR ALL EXCEPT (See instructions below)	¢ ¢	Jack A. Rounick Warren Weiner		PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
DEB SHOPS, INC.
9401 Blue Grass Road, Philadelphia, PA 19114
     The undersigned hereby appoints Marvin Rounick and Warren Weiner, and each of them, proxies with full power of substitution to vote all the shares of Common Stock of Deb Shops, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 16, 2007, at 10 A.M., local time, and at any adjournment or postponement thereof, upon the following matters set forth in the notice of such meeting.
(Continued and to be signed on the reverse side.)

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